As filed with the Securities and Exchange Commission on February 9, 2024

Registration No. 333-86675

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

Post-Effective Amendment No. 1 to Registration Statement No. 333-86675

UNDER THE SECURITIES ACT OF 1933

SAFEGUARD SCIENTIFICS, INC.

(Exact name of registrant as specified in its charter)

Pennsylvania	23-1609753
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

150 N. Radnor Chester Rd., Suite F-200

Radnor, Pennsylvania 19087

(610) 293-0600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mark Dow

Chief Executive Officer

150 N. Radnor Chester Rd., Suite F-200

Radnor, Pennsylvania 19087

(610) 293-0600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: This Post-Effective Amendment is being filed to withdraw from registration all securities not sold under Registration Statement No. 333-86675.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

EXPLANATORY NOTE

On January 22, 2024, Safeguard Scientifics, Inc. (the “Company”) provided notice to The Nasdaq Stock Market LLC (“Nasdaq”) that it intends to file Form 25 with the Securities and Exchange Commission (the “SEC”) to voluntarily delist its shares of common stock from trading on Nasdaq in connection with its previously announced plan to deregister its common stock under the Securities Exchange Act of 1934, as amended, and to delist the Company’s common stock from trading on Nasdaq. On February 2, 2024, the Company filed such Form 25 with the SEC. In connection with the foregoing and the undertakings in the Registration Statement on Form S-3, Registration No. 333-86675 (the “Registration Statement”), the Company is hereby filing this Post-Effective Amendment to the Registration Statement to terminate the effectiveness of such Registration Statement and to remove from registration all of the Company’s securities that remain unsold under such Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on February 9, 2024.

Safeguard Scientifics, Inc.

By:	/s/ Mark Dow
Name:	Mark Dow
Title:	Chief Executive Officer

Pursuant to Rule 478 under the Securities Act of 1933, as amended, no other person is required to sign this Post-Effective Amendment to the Registration Statement.